Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

LiveOne, Inc.

Beverly Hills, CA

We consent to the incorporation by reference in the Registration Statements on Form S-3 (333-249481 and 333-262549) and Form S-8 (Nos. 333-234619 and 333-259026) of LiveOne, Inc. of our report dated July 1, 2024, relating to the consolidated financial statements of LiveOne, Inc. appearing in this Annual Report on Form 10-K for the year ended March 31, 2024.

/s/ Macias Gini & O'Connell, LLP

Los Angeles, California

July 1, 2024